Exhibit 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in the Registration Statement of Fort James Corporation on Form S-8 (File No. 33-57153) of our report dated March 9, 2000, on our audits of the financial statements of the Fort James Corporation Canadian Employees Stock Purchase Plan as of December 31, 1999 and 1998, and for each of the three years ended December 31, 1999, which report is included in this Annual Report on Form 11-K.


     PRICEWATERHOUSECOOPERS LLP

     Chicago, Illinois
     March 24, 2000